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                                                                    EXHIBIT 3.14

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 SCHULTZ COMPANY

                                      f/k/a

                             CHEMICAL DYNAMICS, INC.

                                                                Effective as of:
                                                               February 8, 1999

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                                TABLE OF CONTENTS

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ARTICLE I.   OFFICES.......................................................  1

ARTICLE II.  SHAREHOLDERS..................................................  1
      Section 2.1.  Annual Meeting.........................................  1
      Section 2.2.  Special Meetings.......................................  1
      Section 2.3.  Place of Meeting.......................................  1
      Section 2.4.  Notice of Meeting......................................  2
      Section 2.5.  Waiver of Notice.......................................  2
      Section 2.6.  Meetings, How Convened.................................  2
      Section 2.7.  Closing Transfer Books; Record Date....................  2
      Section 2.8.  Voting Lists...........................................  3
      Section 2.9.  Quorum.................................................  3
      Section 2.10. Proxies................................................  4
      Section 2.11. Voting of Shares.......................................  4
      Section 2.12. Voting of Shares by Certain Holders....................  4
      Section 2.13. Shareholder Action Without a Meeting...................  5
      Section 2.14. Cumulative Voting Rights...............................  5
      Section 2.15. Shareholders' Right to Examine Books and Records.......  5
      Section 2.16. Inspectors.............................................  6

ARTICLE III. BOARD OF DIRECTORS............................................  6
      Section 3.1.  General Powers.........................................  6
      Section 3.2.  Number, Term and Qualifications........................  6
      Section 3.3.  Regular Meetings.......................................  6
      Section 3.4.  Special Meetings.......................................  6
      Section 3.5.  Notice.................................................  6
      Section 3.6.  Quorum; Participation by Telephone.....................  7
      Section 3.7.  Manner of Acting.......................................  7
      Section 3.8.  Action Without A Meeting...............................  7
      Section 3.9.  Resignations...........................................  7
      Section 3.10. Removal by Shareholders................................  7
      Section 3.11. Removal by Board of Directors..........................  8
      Section 3.12. Vacancies..............................................  8
      Section 3.13. Compensation...........................................  8
      Section 3.14. Presumption of Assent..................................  8
      Section 3.15. Committee..............................................  8

ARTICLE IV.  OFFICERS                                                        9
      Section 4.1.  Number.................................................  9
      Section 4.2.  Election and Term of Office............................  9
      Section 4.3.  Removal................................................  9
      Section 4.4.  Resignations...........................................  9
      Section 4.5.  Vacancies..............................................  9
      Section 4.6.  Chairman of the Board..................................  9
      Section 4.7.  President.............................................. 10
      Section 4.8.  Vice-President(s)...................................... 10
      Section 4.9.  Secretary.............................................. 10
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      Section 4.10. Treasurer.............................................. 11
      Section 4.11. Salaries............................................... 11

ARTICLE V.   CONTRACTS, LOANS, CHECKS AND DEPOSITS......................... 11
      Section 5.1.  Contracts.............................................. 11
      Section 5.2.  Loans.................................................. 11
      Section 5.3.  Checks, Drafts, etc.................................... 11
      Section 5.4.  Deposits............................................... 11

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER.................... 12
      Section 6.1.  Certificates for Shares................................ 12
      Section 6.2.  Transfer of Shares..................................... 12

ARTICLE VII. FISCAL YEAR................................................... 12

ARTICLE VIII.DIVIDENDS..................................................... 12

ARTICLE IX.  FINANCIAL INTEREST OF CORPORATE OFFICERS; EFFECT ON CONTRACTS. 13

ARTICLES X.  CORPORATE SEAL................................................ 13

ARTICLE XI.  WAIVER OF NOTICE.............................................. 13

ARTICLE XII. AMENDMENTS.................................................... 14
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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             CHEMICAL DYNAMICS, INC.

                               ARTICLE I. OFFICES

          The principal office of the Corporation in the State of Missouri shall be located at 13260 Corporate Exchange Drive, Bridgeton, Missouri 63044, or at such other location as the Board of Directors may from time to time designate. The Corporation may have such other office(s), either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

          The registered office of the Corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with its principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II. SHAREHOLDERS

          SECTION 2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 15th day of the month of February, in each year, beginning with the year 2000, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment there-of, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.

          SECTION 2.2. SPECIAL MEETINGS. A special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Chairman of the Board, by the Board of Directors or by such other person or persons as may be authorized by the Articles of Incorporation or the Bylaws.

          SECTION 2.3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of

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the shareholders or for any special meeting of the shareholders called by the
Board of Directors, except that a meeting called expressly for the purpose of removal of a director shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county of the State of Missouri in which the principal business office of the Corporation is located. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting unless such meeting is called expressly for the purpose of removal of one or more directors, in which event such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county of the State of Missouri in which the principal business office of the Corporation is located. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Missouri.

          SECTION 2.4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

          SECTION 2.5. WAIVER OF NOTICE. Any notice required by these Bylaws may be waived by the persons entitled thereto by signing a waiver of notice before or after the time of said meeting and such waiver shall be deemed equivalent to the giving of said notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 2.6. MEETINGS, HOW CONVENED. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by the President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.

          SECTION 2.7. CLOSING TRANSFER BOOKS; FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other

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proper purpose, the Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as the record date for any such determination of the shareholders. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

          SECTION 2.8. VOTING LISTS. The officer having charge of the transfer books for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

          SECTION 2.9. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in

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person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or the By-Laws of the Corporation.

          SECTION 2.10. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

          SECTION 2.11. VOTING OF SHARES. Subject to the provisions of Section 2.14, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

          SECTION 2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him or her without a transfer of such shares into his or her name.

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          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          SECTION 2.13. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

          SECTION 2.14. CUMULATIVE VOTING RIGHTS. In all elections for directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by such shareholder in the Corporation, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of votes for one candidate, or distribute them among two or more candidates.

          SECTION 2.15. SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS. This Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during normal business hours, have access to the books of the Corporation, to examine the same. The Board of

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Directors may, from time to time, further prescribe regulations with respect to any such examination.

          SECTION 2.16. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint not less than two persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and to certify the result to him or her.

                         ARTICLE III. BOARD OF DIRECTORS

          SECTION 3.1. GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by its Board of Directors.

          SECTION 3.2. NUMBER, TERM AND QUALIFICATIONS. The number of directors of the Corporation shall be three (3). Each director shall hold office until his or her successor shall have been elected and qualified. The directors need not be residents of the State of Missouri or shareholders of the Corporation.

          SECTION 3.3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

          SECTION 3.4. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called by, or at the request of, the President, the Chairman of the Board or any director. The person or persons authorized to call such special meeting of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding such special meeting.

          SECTION 3.5. NOTICE. Notice of any special meeting shall be delivered at least five days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram or telefax. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company. If sent by telefax, such notice shall be deemed to be delivered upon receipt by the sender of a confirmation report noting that the telefax was received at the number intended. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any

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business because the meeting is not lawfully called or conveyed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 3.6. QUORUM; PARTICIPATION BY TELEPHONE. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

          SECTION 3.7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 3.8. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.

          3.9. RESIGNATIONS. Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.10. REMOVAL BY SHAREHOLDERS. Any director or directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose. The entire Board of Directors may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one director may be removed if the votes cast against the removal of such director would be sufficient to

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elect such director if then cumulatively voted at an election of the entire
Board of Directors.

          SECTION 3.11. REMOVAL BY BOARD OF DIRECTORS. Any director may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the Corporation's qualifications for election as a director as set forth in its Articles of Incorporation or in these By-Laws, or if the director shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

          SECTION 3.12. VACANCIES. In case of the death, incapacity or resignation of one or more of the directors, or in the case of a newly created directorship resulting from any increase in the number of directors to constitute the Board of Directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may fill the vacancy or vacancies until the next election of directors by the shareholders.

          SECTION 3.13. COMPENSATION. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting.

          SECTION 3.15. COMMITTEE. The Board of Directors, by resolution adopted by a majority of the board, may designate two or more directors to constitute
(a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution.

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                              ARTICLE IV. OFFICERS

          SECTION 4.1. NUMBER. The officers of the Corporation shall be a Chairman of the Board of Directors, the President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          SECTION 4.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 4.3. REMOVAL. Any officer, agent, or other employee elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 4.4. RESIGNATIONS. Any officer may resign, at any time by giving written notice to the Board of Directors, the President, the Chairman of the Board or the Secretary of the Corporation. Any written notice delivered in person to the President, the Chairman of the Board or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.5. VACANCIES. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 4.6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation

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and shall provide overall direction and guidance to the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall in general perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 4.7. PRESIDENT. The President shall be the chief operating officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 4.8. VICE-PRESIDENT(S). In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice-President may sign, with the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

          SECTION 4.9. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with

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the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

          SECTION 4.10. TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum with such surety or sureties as the Board of Directors shall determine.

          SECTION 4.11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          SECTION 5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 5.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to

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the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 6.1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.

          The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Any signatures on the certificates may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the Board of Directors may prescribe.

          SECTION 6.2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

          The fiscal year of the Corporation shall be as fixed from time to time by the Board of Directors.

                             ARTICLE VIII. DIVIDENDS

          The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

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                   ARTICLE IX. FINANCIAL INTEREST OF CORPORATE
                               OFFICERS; EFFECT ON CONTRACTS

          No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transactions.

                            ARTICLE X. CORPORATE SEAL

          The Board of Directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                          ARTICLE XI. WAIVER OF NOTICE

          Whenever any notice is required to be given to any shareholder or director of the corporation under the provision of these By-Laws or of the Articles of Incorporation or of The General and Business Corporation Law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                             ARTICLE XII. AMENDMENTS

          These By-Laws may be altered, amended or repealed and new By-Laws adopted by action of a majority of the directors at any regular or special meeting of the directors.

          Adopted on February 8, 1999.


                                                     /s/ Steven D. Schultz
                                                  ----------------------------
                                                  Steven D. Schultz, President

ATTEST:

/s/ Daniel J. Schultz
-----------------------------
Daniel J. Schultz, Secretary

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